UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

UCP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-36001	90-0978085
(Commission File Number)	(I.R.S. Employer Identification Number)

99 Almaden Boulevard Suite 400 San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 207-9499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

UCP, Inc., a Delaware corporation (“UCP” or the “Company”), held a special meeting of stockholders (the “Special Meeting”) on August 1, 2017. At the Special Meeting, the following matters were submitted to a vote of stockholders:

1.	The adoption of the Agreement and Plan of Merger, dated April 10, 2017 (as it may be amended from time to time, the “Merger Agreement”), by and among Century Communities, Inc., a Delaware corporation (“Century Communities”), Casa Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Century Communities (“Merger Sub”), and the Company, pursuant to which the Company will merge with and into Merger Sub (the “Merger”), at which time the separate corporate existence of the Company will end, and Merger Sub will survive the Merger as the surviving corporation; and

2.	The adjournment of the Special Meeting, or any adjournments thereof, to another time or place, if necessary or appropriate, as determined by UCP, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting or any adjournments thereof to adopt the Merger Agreement.

At the close of business on June 9, 2017, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 7,966,314 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and 100 shares of the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), outstanding and entitled to vote at the Special Meeting. Each share of Class A Common Stock was entitled to 1 vote on each matter brought before the Special Meeting, and the 100 shares of Class B Common Stock were entitled, in the aggregate, to 10,401,722 votes on each matter brought before the Special Meeting. The holders of 5,477,503 shares of the Company’s Class A Common Stock and 100 shares of the Company’s Class B Common Stock were represented in person or by proxy at the Special Meeting, constituting a quorum.

Proposal No. 1 — Approval of the proposal to adopt the Merger Agreement

The vote with respect to the proposal to adopt the Merger Agreement was as follows:

For	Against	Abstain	Broker Non-Vote
14,942,673	936,252	300	0

The Merger is expected to close on or about August 4, 2017.

Proposal No. 2 — Adjournment of the Special Meeting, if necessary

As there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement, the adjournment proposal was rendered moot and was not presented at the Special Meeting.

Item 7.01.	Regulation FD Disclosure.

On August 1, 2017, the Company issued a press release announcing that its stockholders voted to adopt the Merger Agreement at the Special Meeting.

The full text of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2017	UCP, INC.

	By:	/s/ James M. Pirrello
	Name:	James M. Pirrello
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 1, 2017.